Exhibit 99.2

AgEagle Aerial Systems Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2021
(Unaudited)

	AgEagle Aerial Systems Inc. And Subsidiaries Historical	Measure Global Inc. Historical	Pro Forma Adjustments	Note 4	AgEagle Aerial Systems Inc. And Subsidiaries Pro Forma

ASSETS
CURRENT ASSETS:
Cash	$24,193,542	$727,979	$(9,925,295)	(A)	$14,996,226
Accounts receivable	380,419	246,878	—		627,297
Inventories, net	894,811	—	—		894,811
Prepaid and other current assets	282,869	374,214	(179,995)	(B)	477,088
Notes receivable	500,000	—	—		500,000
Total current assets	26,251,641	1,349,071	(10,105,290)		17,495,422

Property and equipment, net	299,259	154,762	—		454,021
Right of use asset	1,136,742	—	—		1,136,742
Intangible assets, net	3,667,492	48,087	2,668,689	(C)	6,384,268
Goodwill	22,116,591	—	42,488,730	(C)	64,605,321
Other assets	25,000	39,775	—		64,775
Total assets	$53,496,725	$1,591,695	$35,052,129		$90,140,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$492,921	$258,057	$—		$750,978
Accrued expenses	3,581,902	147,552	(32,092)	(A)	3,697,362
Deferred revenue	65,893	356,872	—		422,765
Current portion of lease liability	244,826	—	—		244,826
Current portion of promissory note	102,962	—	—		102,962
Current portion of liabilities related to acquisition agreement	4,578,775	—	5,000,000	(D)	9,578,775
Current portion of long-term debt	—	4,153	(4,153)	(A)	—
Deferred rent	—	11,176	—		11,176
Due to preferred stockholder	—	336,780	(336,780)	(A)	—
Convertible note payable, net of discount	—	1,312,054	(1,312,054)	(A)	—
Total current liabilities	9,067,279	2,426,644	3,314,921		14,808,844

Long term portion of lease liability	894,210	—	—	(E)	894,210
Long term portion of promissory note	4,477	189,640	(189,640)	(A)	4,477
Long term portion of acquisition	5,000,000	—	5,625,000	(D)	10,625,000
Other long-term debt	—	34,826	(34,826)	(A)	—
Total liabilities	14,965,966	2,651,110	8,715,455		26,332,531

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	38,530,759	(1,059,415)	26,336,674	(A)(B)(C)(D)(F)(G)	63,808,018
Total liabilities and stockholders’ equity	$53,496,725	$1,591,695	$35,052,129		$90,140,549

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AgEagle Aerial Systems Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2021
(Unaudited)

	AgEagle Aerial Systems, Inc. And Subsidiaries Historical (1)	Measure Global Inc. Historical		Pro Forma Adjustments	Note 4	AgEagle Aerial Systems, Inc. And Subsidiaries Pro Forma

Revenues	$1,701,592		$183,158	$—		$1,884,750
Cost of sales	621,904		112,150	—		734,054
Gross Profit	1,079,688		71,008	—		1,150,696

Operating Expenses:
General and administrative	1,851,653		214,750	114,829	(F)	2,181,232
Professional fees	1,658,326		549,305	(479,494)	(B)	1,728,137
Research and development	232,804		293,926	—		526,730
Sales and marketing	297,705		225,343	—		523,048
Total Operating Expenses	4,040,488		1,283,324	(364,665)		4,959,147
Loss from Operations	(2,960,800)		(1,212,316)	364,665		(3,808,451)

Other Income (Expenses):
Interest income (expense), net	2,851		(576,034)	576,034	(G)	2,851
Other income	27,419		29,063	—		56,482
Total Other Income (Expenses)	30,270		(546,971)	576,034		59,333
Loss Before Income Taxes	(2,930,530)		(1,759,287)	940,699		(3,749,118)
Provision for income taxes	—		—	—		—
Net Loss Available to Common Stockholders	$(2,930,530)	$	(1,759,287)	$940,699		$(3,749,118)

Net Loss Per Common Share - Basic and Diluted	$(0.05)		$—	$—		$(0.06)

Weighted Average Number of Shares Outstanding During the Period -- Basic and Diluted	61,294,205		—	4,321,807		65,616,012

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

(1)	Correction of Prior Period Information – During the review of the Company’s financial statements for the interim period June 30, 2021, the Company identified an error in the accounting and presentation of revenue and related expenses recorded for the MicaSense acquisition related to the three months ended March 31, 2021. This error resulted in the recording of $394,743 in additional revenue, $129,510 in additional cost of goods sold, and $232,252 in additional operating expenses, resulting in additional net income of $32,033. If reported correctly, the Company would have recorded $1,306,849 in revenue, $492,394 in cost of goods sold, $3,808,236 in operating expenses, and a net loss of ($2,962,563) for the three months ended March 31, 2021. To correct this error, the Company recorded the correction in the three-month period ended June 30, 2021. Instead, the Company recorded revenue of $1,701,592, cost of goods sold of $621,904, operating expenses of $4,040,488, and a net loss of ($2,930,530) for the three months ended March 31, 2021. If reported correctly for the three months ended June 30, 2021, then the Company would have reported $2,332,107 in revenue, $1,088,739 in cost of goods sold, $6,030,872 in operating expenses, and a net loss of ($4,646,139). In accordance with the SEC’s Staff Accounting Bulletin Nos. 99 and 108 (SAB 99 and SAB 108), the Company evaluated this error and concluded that although the adjustment to revenue was quantitatively material, the cumulative effects were quantitatively and qualitatively immaterial and would not have materially impacted a reasonable investor’s opinion of the Company. This is further supported by the fact that the impact would not have been significant in comparison to prior periods, as the financial results still supported the Company’s increased year-over-year growth in revenue as reported and discussed in both periods within the Management Discussion & Analysis. Therefore, as permitted by SAB 108 and treated under ASC 250 revisions, the Company corrected previously recorded results for the three and six months ended June 30, 2021, to account for the error in this current filing. As a result, the statement of operations for the six months ended June 30, 2021 reflects the corrected revenues, cost of goods sold, operating expenses and net loss.

AgEagle Aerial Systems Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2020
(Unaudited)

	AgEagle Aerial Systems, Inc. And Subsidiaries Historical	Measure Global Inc. Historical	Pro Forma Adjustments	Note 4	AgEagle Aerial Systems, Inc. And Subsidiaries Pro Forma

Revenues	$1,285,383	$350,326	$—		$1,635,709
Cost of sales	711,650	152,514	—		864,164
Gross Profit	573,733	197,812	—		771,545

Operating Expenses:
Selling expenses	40,003	—	—		40,003
General and administrative	2,732,274	1,391,145	459,318	(F)	4,582,737
Professional fees	2,703,371	—	—		2,703,371
Research and development	29,392	711,943	—		741,335
Sales and marketing	—	556,885	—		556,885
Total Operating Expenses	5,505,040	2,659,973	459,318		8,624,331
Loss from Operations	(4,931,307)	(2,462,161)	(459,318)		(7,852,786)

Other Expenses:
Loss on disposal of fixed assets	(594)	—	—		(594)
Interest expense, net	(549)	(573,573)	573,573	(G)	(549)
Total Other Expenses	(1,143)	(573,573)	573,573		(1,143)
Loss Before Income Taxes	(4,932,450)	(3,035,734)	114,255		(7,853,929)
Provision for income taxes	—	—	—		—
Net Loss	(4,932,450)	(3,035,734)	114,255		(7,853,929)
Deemed dividends on redemption of Series D Preferred Stock	(3,763,591)	—	—		(3,763,591)
Deemed dividends on Series C Preferred Stock and Series D warrants	(4,050,838)	—	—		(4,050,838)
Deemed dividends on issuance and repurchase of Series E Preferred Stock	(1,227,120)	—	—		(1,227,120)
Series D Preferred stock dividends	(69,778)	—	—		(69,778)

Net Loss Available to Common Stockholders	$(14,043,777)	$(3,035,734)	$114,255		$(16,965,256)

Net Loss Per Common Share - Basic and Diluted	$(0.35)	$—	$—		$(0.38)

Weighted Average Number of Shares Outstanding During the Period -- Basic and Diluted	40,688,019	—	4,321,807		45,009,826

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared using AgEagle Aerial Systems Inc.’s (“the Company”) and Measure Global Inc.’s (“Measure”) historical financial information and present the pro forma effect of the acquisition and certain adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of the Company and Measure has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The historical financial information of the Company and the information presented herein are in U.S. dollars (“USD”) unless otherwise stated.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”) with the Company considered the acquirer of Measure (“the Acquisition”) for accounting purposes. The pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma condensed consolidated balance sheet gives effect to the transaction as if the Acquisition occurred on March 31, 2021 and the pro forma condensed consolidated statements of operations give effect to the transaction as if it occurred on January 1, 2021 and 2020. The pro forma financial information does not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the Acquisition. Additionally, the unaudited pro forma condensed consolidated statements of operations do not include non-recurring charges or credits that result directly from the Acquisition. Differences between estimates used in the purchase price allocation included within these unaudited pro forma consolidated financial statements and the final purchase price allocation amounts will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements or future financial statements.

The historical financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results of the combined companies.

Note 2. Description of the Transaction

The aggregate purchase price for the shares of Measure is $45,000,000, less the amount of Measure’s debt and transaction expenses and subject to a customary working capital adjustment. The purchase price is comprised of $15,000,000 in cash, and shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $30,000,000 based on a volume weighted average trading price of the Common Stock over a seven consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Sellers (the “Shares”). The Company will issue 5,319,149 Shares, in the aggregate, to the Sellers , with 4,321,807 of those Shares issued at closing and the remaining 997,342 Shares subject to a holdback . $5,000,000 of the cash portion of the purchase price is payable 90 days after the closing date of the transaction. As a result of the transaction, Measure is now a wholly-owned subsidiary of the Company.

The consideration is also subject to a $5,625,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in three tranches on the dates that are 12, 18 and 24 months from the closing date, less any amounts paid or reserved for outstanding indemnity claims and certain amounts subject to employee retention conditions set forth in the Purchase Agreement.

The Purchase Agreement contains certain customary representations, warranties and covenants, including representations and warranties by the Sellers with respect to Measure’s business, operations and financial condition. The Purchase Agreement also includes post-closing covenants relating to the confidentiality and employee non-solicitation obligations of the Sellers, and the agreement of the Sellers not to compete with certain aspects of the business of Measure following the closing of the transaction. The completion of the transactions contemplated by the Purchase Agreement is subject to: (i) the absence of a material adverse effect on Measure, (ii) the delivery by the parties of certain ancillary documents, and (iii) the execution by key employees of Measure of employment offer letters. Subject to certain limitations, each of the parties will be indemnified for damages resulting from third party claims and breaches of the parties’ respective representations, warranties and covenants in the Purchase Agreement.

Note 3. Purchase Consideration and Preliminary Purchase Price Allocation

The fair value of the purchase consideration was allocated to the preliminary fair value of the net tangible assets acquired and to the separately identifiable intangible assets. The excess of the aggregate fair value of the net tangible assets and identified intangible assets has been treated as goodwill in accordance with ASC 805.

The Company has performed a preliminary valuation analysis of the fair market value of the assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities.

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of tangible assets; (2) changes in allocations to intangible assets such as trade names, developed technology and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date of April 19, 2021:

Calculation of Goodwill:
Net purchase price, including debt paid at close	$45,403,394

Plus fair value of liabilities assumed:
Deferred revenue	319,422
Fair value of liabilities assumed	$319,422

Less fair value of assets acquired:
Cash	486,544
Other tangible assets	39,078
Identifiable intangibles	2,668,689

Fair value of assets acquired	$3,194,311

Net nonoperating assets	39,775
Goodwill	$42,488,730

4. Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 and the unaudited pro forma condensed consolidated statements of operations for the periods ended March 31, 2021 and December 31, 2020 are as follows:

(A)	Adjustments to pay the sellers in the transaction and remove liabilities as per the purchase agreement upon closing:
	Cash paid to sellers per the purchase agreement	$8,613,242
	Cash paid to repay debt and accrued interest associated with Measure per the purchase agreement	1,312,054
		$9,925,295

(B)	Adjustments to Measure’s prepaid expenses and professional fees related to an abandoned initial public offering:
	To remove prepaid IPO expenses	$179,995
	To remove professional fees from consultants who were retained to help with the IPO	479,494

(C)	Adjustments to record intangibles and goodwill per valuation report of Measure as part of purchase price accounting:
	To record intangibles as identified per valuation report of Measure	$2,668,689
	To record goodwill as identified per valuation report of Measure	42,488,730

(D)	Adjustments to book future payments to the sellers in the transaction as per the purchase agreement:
	Cash to be paid 90-days after closing per the purchase agreement	$5,000,000
	Holdback stock of 997,342 Shares to be paid in three tranches on April 19, 2022, October 19, 2022 and April 19, 2023 per the purchase agreement	5,625,000
		$10,625,000

(E)	Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation resulting from the step up in fair value of intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed.	$—

(F)	Adjustment to record amortization from new intangibles:
	Added amortization from new intangibles per valuation report of Measure for the period ended March 31, 2021	$114,829
	Added amortization from new intangibles per valuation report of Measure for the period ended December 31, 2020	459,318

(G)	Adjustments to Measure’s existing interest expense and other expense related to debt and other assets eliminated at closing:
	To remove interest expense related to debt for the period ended March 31, 2021	$576,034
	To remove interest expense related to debt for the period ended December 31, 2020	573,573